October 18, 2013

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Arrhythmia Research Technology Inc.
File No. 1-9731
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Arrhythmia Research Technology Inc. dated October 18, 2013, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ Grant Thornton LLP